As filed with the Securities and Exchange Commission on June 29, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
Registration Statement
Under
The Securities Act of 1933

Chico’s FAS, Inc. (Exact name of registrant as specified in its charter)

Florida	59-2389435
(State or other jurisdiction of incorporation or organization) 11215 Metro Parkway Fort Myers, Florida (Address of Principal Executive Offices)	(I.R.S. Employer Identification No.) 33966 (Zip Code)
  Chico’s FAS, Inc. Amended and Restated 2020 Omnibus Stock and Incentive Plan
(Full title of the plan)

Molly Langenstein
Chief Executive Officer and President
Chico’s FAS, Inc.
11215 Metro Parkway
Fort Myers, Florida 33966
(239) 277-6200
(Name, address and telephone number,
including area code, of agent for service)

Copies To:
Wendy L. Hufford
SVP – General Counsel, Corporate Secretary and Chief Compliance Officer
Chico’s FAS, Inc.
11215 Metro Parkway
Fort Myers, Florida 33966
(239) 277-6200

and

Susan S. Ancarrow, Esq.
Troutman Pepper Hamilton Sanders LLP
1001 Haxall Point
Richmond, Virginia 23219
(804) 697-1200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory Note
This Registration Statement on Form S-8 is being filed by Chico’s FAS, Inc. (the “Registrant”) pursuant to General Instruction E of Form S-8 to register an additional 5,750,000 shares of the Registrant’s common stock, $0.01 par value per share (“Common Stock”), reserved for issuance under the Chico’s FAS, Inc. Amended and Restated 2020 Omnibus Stock and Incentive Plan (the “Amended and Restated 2020 Plan”). The Amended and Restated 2020 Plan was approved by shareholders on June 22, 2023. The Amended and Restated 2020 Plan was originally adopted as the Chico’s FAS, Inc. 2020 Omnibus Stock and Incentive Plan (the “2020 Plan”), which was approved by shareholders on June 25, 2020. The Registrant previously filed a Registration Statement on Form S-8 (File No. 333-239543) with the Securities and Exchange Commission (the “Commission”) on June 29, 2020 (the “Prior Registration Statement”) to register 12,106,883 shares of Common Stock for issuance under the 2020 Plan.
Pursuant to General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of the Prior Registration Statement, except to the extent supplemented by the information set forth herein, and relates to securities of the same class as that to which the Prior Registration Statement relates.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.*
Item 2. Registrant Information and Employee Plan Annual Information.*
* As permitted by Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Amended and Restated 2020 Plan as required by Rule 428(b)(1). Such documents are not being filed with the Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424(b) under the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
By this reference, the following documents filed, or to be filed, by the Registrant with the Commission are incorporated into and made a part of this Registration Statement:
1.The Registrant’s Annual Report on Form 10-K for the fiscal year ended January 28, 2023, filed with the Commission on March 14, 2023.
2.The Registrant’s Quarterly Report on Form 10-Q for the quarter ended April 29, 2023, filed with the Commission on June 7, 2023.
3.The Registrant’s Current Reports on Form 8-K, filed with the Commission on June 12, 2023, June 23,2023 and June 26, 2023 (in each case, other than portions of those documents that are deemed to be furnished and not filed).
4.The description of the Registrant’s Common Stock contained in Exhibit 4.1 to its Annual Report on Form 10-K for the fiscal year ended January 28, 2023, filed with the Commission on March 14, 2023, which updates the Registrant’s Registration Statement on Form 8-A as filed with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on April 6, 2001, and as amended by any subsequent amendment or report filed for the purpose of updating such description.
In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all shares of Common Stock offered hereby have been sold or which deregisters any shares of such Common Stock then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement contained in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document which is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.
The Florida Business Corporation Act, as amended (the “Florida Act”), provides that, in general, a business corporation may indemnify any person who is or was a party to any proceeding (other than a proceeding by, or in the right of, the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, against liability incurred in connection with such proceeding, including any appeal thereof, provided certain standards are met, including that such director or officer acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and provided further that, with respect to any criminal action or proceeding, the director or officer had no reasonable cause to believe his or her conduct was unlawful. In the case of proceedings by or in the right of the corporation, the Florida Act provides that, in general, a corporation may indemnify any person who is or was a party to any such proceeding by reason of the fact that he or she is or was a director or officer of the corporation against expenses and amounts paid in settlement not exceeding, in the judgment of the corporation’s board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement, including any appeal thereof, provided that such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim as to which such person is adjudged to be liable, unless the court in which such proceeding was brought, or any other court of competent jurisdiction, determines upon application that such person is fairly and reasonably entitled to indemnity.

To the extent that any directors or officers are successful on the merits or otherwise in the defense of any of the proceedings described above, the Florida Act provides that the corporation is required to indemnify such directors or officers against expenses actually and reasonably incurred in connection therewith. Expenses incurred by a director or officer in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he or she is ultimately found not to be entitled to indemnification by the corporation. However, the Florida Act further provides that, in general, indemnification or advancement of expenses shall not be made, to or on behalf of, any director or officer if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe it was unlawful; (ii) a transaction from which the director or officer derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the director has voted for or assented to a distribution made in violation of the Florida Act or the corporation’s articles of incorporation; or (iv) willful or intentional misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by, or in the right of, a shareholder. With respect to current and former directors and officers of the Registrant, Article VI of the Registrant’s Amended and Restated Bylaws provides that the Registrant shall indemnify such persons to the fullest extent permitted by law.
As is permitted under the Florida Act, the Registrant has purchased insurance with respect to, among other things, the liabilities that may arise under the statutory provisions referred to above. The directors and officers of the Registrant also are insured against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they may or may not be indemnified by the Registrant.
The Registrant has entered into indemnification agreements with each of its directors and certain of its executive officers. The agreements create certain indemnification obligations of the Registrant in favor of the directors and executive officers and, as permitted by applicable law, clarify and expand the circumstances under which a director or executive officer will be indemnified.
Item 7. Exemption from Registration Claimed.
Not applicable.

Item 8. Exhibits.
The following exhibits have been filed as a part of this Registration Statement and are specifically incorporated by reference:
EXHIBIT INDEX

Exhibit No.	Description of Exhibits

4.1	Restated Articles of Incorporation of Chico’s FAS, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Form 10-Q, as filed with the Commission on November 27, 2019)

4.2
Articles of Amendment to Articles of Incorporation of Chico’s FAS, Inc. Designating Series A Junior Participating Preferred Stock, dated as of April 2, 2020 (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K, as filed with the Commission on April 3, 2020)

4.3	Amended and Restated Bylaws of Chico’s FAS, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 10-Q, as filed with the Commission on November 22, 2016)

4.4	Amendment to Amended and Restated Bylaws of Chico’s FAS, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K, as filed with the Commission on June 24, 2019)

5.1ǂ	Opinion of Troutman Pepper Hamilton Sanders LLP with respect to the validity of the Common Stock

23.1ǂ	Consent of Ernst & Young LLP, independent registered certified public accounting firm

23.2ǂ	Consent of Troutman Pepper Hamilton Sanders LLP (included as part of Exhibit 5.1 to the Registration Statement)

24.1ǂ	Powers of Attorney (included in signature page)

99.1
Chico’s FAS, Inc. Amended and Restated 2020 Omnibus Stock and Incentive Plan, effective June 22, 2023 (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K, as filed with the Commission on June 26, 2023)

107.1ǂ	Calculation of Filing Fee Tables

ǂ Filed herewith.
Item 9. Undertakings.
(a) The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
i.To include any prospectus required by Section 10(a)(3) of the Securities Act;
ii.To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
iii.To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with, or furnished to, the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to applicable law, the Registrant’s articles of incorporation or bylaws, as such may be amended from time to time, the Registrant’s indemnification agreements or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Myers, State of Florida, on the date or dates indicated below.

CHICO’S FAS, INC. (Registrant)

June 29, 2023	By: /s/ Molly Langenstein
Molly Langenstein
Chief Executive Officer, President and Director

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints each of Molly Langenstein and David M. Oliver his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for the undersigned and in the name of the undersigned, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Molly Langenstein Molly Langenstein	Chief Executive Officer, President and Director (Principal Executive Officer)	June 29, 2023
/s/ David M. Oliver David M. Oliver	Executive Vice President – Chief Financial Officer and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	June 29, 2023
/s/ Kevin Mansell Kevin Mansell	Chair of the Board, Director	June 29, 2023
/s/ Bonnie R. Brooks Bonnie R. Brooks	Director	June 29, 2023
/s/ Janice L. Fields Janice L. Fields	Director	June 29, 2023
/s/ Deborah L. Kerr Deborah L. Kerr	Director	June 29, 2023
/s/ Eli M. Kumekpor Eli M. Kumekpor	Director	June 29, 2023
/s/ John J. Mahoney John J. Mahoney	Director	June 29, 2023
/s/ Kim Roy Kim Roy	Director	June 29, 2023
/s/ David F. Walker David F. Walker	Director	June 29, 2023